Exhibit 4.4

SECOND AMENDMENT

Dated as of December 19, 2008

This SECOND AMENDMENT (this “Amendment”) is among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement (as defined below)), each Foreign Borrower (as defined in the Credit Agreement), each of the Lenders (as defined in the Credit Agreement) party hereto, LEHMAN COMMERCIAL PAPER INC., a debtor in possession under chapter 11, title 11 of the United States Code (the “Bankruptcy Code”), as existing administrative agent for the Lenders (in such capacity, the “Existing Administrative Agent”), JPMORGAN CHASE BANK, N.A. as successor administrative agent for the Lenders (in such capacity, the “Successor Administrative Agent”), J.P. MORGAN EUROPE LIMITED as successor German agent for the Lenders (in such capacity, the “Successor German Agent”) each Swing Line Lender (as defined in the Credit Agreement) party hereto and each Issuing Lender (as defined in the Credit Agreement) party hereto. Capitalized terms used herein without definition shall have the meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

PRELIMINARY STATEMENTS:

A. The Borrower, each Foreign Borrower, the several banks and other financial institutions or entities from time to time parties thereto, and the agents named therein, entered into an Amended and Restated Credit Agreement, dated as of May 25, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement).

B. On October 5, 2008, the Existing Administrative Agent commenced a voluntary case under chapter 11 of the Bankruptcy Code on such date, pursuant to section 362(a) of the Bankruptcy Code, an automatic stay went into effect that prohibits actions to interfere with, or obtain possession or control of, the Existing Administrative Agent’s property or to collect or recover from the Existing Administrative Agent any debts or claims that arose before such date.

C. The Existing Administrative Agent has notified the Borrower, each Foreign Borrower (as applicable) and the Lenders of its intention to resign its role as Administrative Agent, and the Successor Administrative Agent has notified the Borrower, each Foreign Borrower (as applicable) and the Lenders of its willingness to act in such capacity and by way of consent of each of the German Lenders pursuant to this Amendment, Lehman Brothers Bankhaus AG (the “Existing German Agent”) shall be replaced and the Successor German Agent has notified the German Borrower and the German Lenders of its willingness to act as German Agent. Additionally, Lehman Commercial Paper Inc. has notified the Borrower, each Foreign Borrower (as applicable) and the Lenders of its resignation as Dollar Swing Line Lender and Euro Swing Line Lender and Lehman Brothers Bankhaus AG (together with Lehman Commercial Paper Inc., collectively, the “Lehman Swing Line Lenders”) shall be replaced pursuant to this Amendment as Euro Swing Line Lender, and each of JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., London Branch (collectively, the “JPM Swing Line Lenders”) has notified the Borrower, each Foreign Borrower (as applicable) and the Lenders of its willingness to act as Dollar Swing Line Lender and Euro Swing Line Lender, respectively.

D. Each of the parties signatory hereto desire to amend the Credit Agreement to, among other things, provided that, immediately upon the effectiveness of this Amendment, (i) the Successor Administrative Agent shall replace the Existing Administrative Agent as Administrative Agent, (ii) the Successor German Agent shall replace the Existing German Agent as German Agent, (iii) the JPM Swing Line Lenders shall replace the Lehman Swing Line Lenders as Dollar Swing Line Lender and Euro Swing Line Lender, respectively, (iv) the borrowing mechanics and letter of credit issuing mechanics are amended to reflect the administrative requirements of the Successor Administrative Agent and Successor German Agent, and (v) otherwise amend the Credit Agreement as agreed to between the Borrower, each Foreign Borrower (as applicable), the Lenders, the Successor Administrative Agent and the Successor German Agent.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:

(a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Applicable Reference Rate”: the sum of (i) the percentage rate per annum which is equal to the rate (rounded upwards to four decimal places) as supplied to the applicable Swing Line Lender at its request quoted by JPMorgan Chase Bank, N.A. to leading banks in the applicable interbank market as of 11:00 a.m. local time on the day of the proposed borrowing of the applicable Swing Line Loan for the offering of deposits in Euros for a period comparable to the Interest Period for the applicable Swing Line Loan and for settlement on that day plus, without duplication, (ii) in the case of Swing Line Loans funded by a Swing Line Lender from its office or branch in the United Kingdom, the Mandatory Cost referenced in the Administrative Schedule.

“Defaulting Lender”: a Lender that commits a Funding Default or is subject to a Lender Insolvency Default.

“Funding Default”: the default by a Defaulting Lender in its obligation to fund a Revolving Credit Loan or its portion of any unreimbursed payment, other than at the direction or request of any regulatory agency or authority or any court order or judgment.

“Lender Insolvency Default”: a default by a Defaulting Lender resulting from such Lender being deemed insolvent or becoming the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding or where such Lender or any substantial part of such Lender’s property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy under Title 11 of the United States Code entitled “Bankruptcy” or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect.

“Reference Banks”: the principal London office of the Administrative Agent and the principal London offices of two other Lenders as agreed to by the Administrative Agent and the Borrower.

“Second Amendment Effective Date”: December 19, 2008.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Dollar Revolving Extensions of Credit, the German Revolving Extensions of Credit and the Multicurrency Revolving Extensions of Credit, at such time.

(b) The definition of “Administrative Agent” is hereby amended and restated in its entirety as follows:

“Administrative Agent”: JPMorgan Chase Bank, N.A. or any successor Administrative Agent; provided that, when used in respect of payments and notices pertaining to Multicurrency Revolving Credit Loans (other than Multicurrency Revolving Credit Loans denominated in Dollars made to the Borrower), German Revolving Credit Loans and German Swing Line Loans, the term “Administrative Agent” shall mean J.P. Morgan Europe Limited, or, if applicable, each administrative agent specified as such as set forth in the Administrative Schedule.

(c) The definition of “Available Foreign Currencies” is hereby amended to delete the words “South African Rand,”.

(d) The definition of “Base Rate” is hereby amended and restated in its entirety as follows:

“Base Rate”: for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London, England time on such day. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

(e) The definition of “Borrowing Notice” is hereby amended to insert the words “(or such other form as agreed from time to time by the Administrative Agent and the Borrower)” after the word “Exhibit J”.

(f) The definition of “Business Day” is hereby amended and restated in its entirety as follows:

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City (or (i) solely with respect to all notices and determinations in connection with, and payments of principal and interest on, Multicurrency Revolving Extensions of Credit denominated in a currency other than Dollars and German Revolving Extensions of Credit, London, England and (ii) solely with respect to all notices and determinations in connection with, and payments of principal and interest on, German Revolving Extensions of Credit, Frankfurt, Germany) are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan denominated in Euros, the term “Business Day” shall mean any day which is also a TARGET Day and, with respect to all Eurocurrency Loans the term, “Business Day”, shall exclude any day on which banks are not open for dealings in Dollars, Euros or any other currency deposits in the London interbank market; provided further that, with respect to all notices and determinations in connections with, and payments of principal, interest and fees on (i) Multicurrency Revolving Credit Loans (other than those denominated in Dollars or Euros) and (ii) German Letters of Credit (other than those denominated in Euros), the term “Business Day” shall mean any day that is a Business Day described above and which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Available Foreign Currency or German Issuing Currency, as the case may be.

(g) The definition of “Dollar Issuing Lender” is hereby amended to insert (i) the word, “written” immediately prior to the word “consent,” and (ii) the following text at the end thereof: “(and the Dollar L/C Commitment sublimit, if any, of each such Dollar Revolving Credit Lender shall be set forth in such consent)”.

(h) The definition of “Dollar L/C Commitment” is hereby amended and restated in its entirety as follows:

“Dollar L/C Commitment”: an amount up to the aggregate amount of the Total Dollar Revolving Credit Commitments.

(i) The definition of “Dollar Swing Line Lender” is hereby amended to replace the name “Lehman Commercial Paper Inc.” with the name “JPMorgan Chase Bank, N.A.”.

(j) The definition of “Euro Swing Line Lender” is hereby amended to replace the name “Lehman Brothers Bankhaus AG” with the name “JPMorgan Chase Bank, N.A., London Branch”.

(k) The definition of “Euribor Base Rate” is hereby amended and restated in its entirety as follows:

“Euribor Base Rate”: with respect to any Eurocurrency Loan denominated in Euros for any Interest Period, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period as displayed on the appropriate Reuters Screen (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the

Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the London interbank market) at approximately 11:00 a.m., Brussels, Belgium time, two Business Days prior to the commencement of such Interest Period, as the rate for Euro deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Euribor Base Rate” with respect to such Eurocurrency Loan for such Interest Period shall be the arithmetic mean of the rates (rounded upwards to four decimal places) at which Euro deposits of €5,000,000 and for a maturity comparable to such Interest Period are supplied to the Administrative Agent at its request quoted by the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., Brussels, Belgium time, two Business Days prior to the commencement of such Interest Period.

(l) The definition of “Eurocurrency Base Rate” is hereby amended and restated in its entirety as follows:

“Eurocurrency Base Rate”: with respect to any Eurocurrency Loan denominated in Dollars for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” with respect to such Eurocurrency Loan for such Interest Period shall be the arithmetic mean of the rates (rounded upwards to four decimal places) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are supplied to the Administrative Agent at its request quoted by the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

(m) The definition of “Eurocurrency Rate” is hereby amended and restated in its entirety as follows:

“Eurocurrency Rate”: (a) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the Eurocurrency Base Rate for such Interest Period multiplied by (ii) the Eurocurrency Reserve Requirements.

(b) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan pertaining to a Multicurrency Revolving Credit Loan denominated in any currency other than Dollars or Euros, the rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Revolving Credit Loan is denominated in the manner set forth in the Administrative Schedule plus, in the case of Loans funded by a Lender from its office or branch in the United Kingdom, the Mandatory Cost referenced in the Administrative Schedule; and

(c) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in Euros an interest rate per annum (rounded upwards if necessary to the next 1/100 of 1%) equal to the Euribor Base Rate for such Interest Period plus, in the case of Loans funded by a Lender from its office or branch in the United Kingdom, the Mandatory Cost referenced in the Administrative Schedule.

(n) The definition of “Eurocurrency Reserve Requirements” is hereby amended and restated in its entirety as follows:

“Eurocurrency Reserve Requirements”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurocurrency Rate, for eurodollar funding (currently referred to as “Eurocurrency

Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

(o) The definition of “Exchange Rate” is hereby amended and restated in its entirety as follows:

“Exchange Rate”: the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m., London time, on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

(p) The definition of “Federal Funds Effective Rate” is hereby amended to add the parenthetical: “(rounded upwards, if necessary, to the next 1/100 of 1%)” after the word “average” in each place such word appears therein.

(q) The definition of “German Agent” is herby amended and restated in its entirety as follows:

“German Agent”: (i) prior to the Second Amendment Effective Date, Lehman Brothers Bankhaus AG and (ii) on and after the Second Amendment Effective Date, J.P. Morgan Europe Limited.

(r) The definition of “German L/C Commitment” is hereby amended and restated in its entirety as follows:

“German L/C Commitment”: an amount up to the aggregate amount of the Total German Revolving Credit Commitments.

(s) The definition of “Interest Payment Date” is hereby amended (i) to replace the words “and Eurocurrency Loans bearing interest based on the Eurocurrency Overnight Rate” in clause (a) thereof with the words “(other than a Swing Line Loan)”, (ii) to insert the words “(other than a Swing Line Loan denominated in Dollars)” after the words “as to any Eurocurrency Loan” in clause (b) thereof.

(t) The definition of “Interest Period” is hereby amended (i) to delete the words “other than a Eurocurrency Loan bearing interest at the Eurocurrency Overnight Rate” and (ii) to insert the following words at the end thereof: “and Swing Line Loans which are Eurocurrency Loans shall have an Interest Period as specified in the notice of borrowing for each such Swing Line Loan”.

(u) The definition of “Loan Documents” is hereby amended to insert the words “and, in each case, any amendments thereto” at the end thereof.

(v) The definition of “Multicurrency Issuing Lender” is hereby amended to insert (i) the word “written” immediately prior to the word “consent “ and (ii) the following text at the end thereof: “(and the Multicurrency L/C Commitment sublimit, if any, of each such Multicurrency Issuing Lender shall be set forth in such consent)”.

(w) The definition of “Multicurrency L/C Commitment” is hereby amended and restated in its entirety as follows:

“Multicurrency L/C Commitment”: an amount up to the aggregate amount the Total Multicurrency Revolving Credit Commitments.

(x) The definition of “Multicurrency Revolving Credit Commitment” is hereby amended to insert the following words after the last sentence thereof: “The aggregate amount of the Total Multicurrency Revolving Credit Commitments on the Second Amendment Effective Date after giving effect to the amendments on such date is $267,500,000.”

(y) The last sentence of Section 2.4(c) of the Credit Agreement is hereby amended to (i) insert the words “, in the case of Multicurrency Revolving Credit Loans denominated in Dollars,” immediately prior to the words “Base Rate Loans” and (ii) delete the words “(other than a Loan based on the Eurocurrency Overnight Rate)”.

(z) Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(aa) Each of Sections 2.6(c) and (e) of the Credit Agreement are hereby amended to delete the proviso in the last sentence thereof.

(bb) Section 2.6 of the Credit Agreement is hereby further amended to insert the following new Section (g) at the end thereof:

(g) Notwithstanding the foregoing, no Swing Line Lender shall be required to make a Swing Line Loan (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default or Lender Insolvency Default exists, unless such Swing Line Lender has entered into arrangements satisfactory to it and Borrower (or German Borrower, as the case may be) to eliminate or compensate for such Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s Dollar Revolving Credit Percentage, Multicurrency Revolving Credit Percentage or German Revolving Credit Percentage, as applicable, of the outstanding Swing Line Loan or otherwise eliminating or compensating such Swing Line Lender for its risk by another method acceptable to the Borrower (or German Borrower, as the case may be) and such Swing Line Lender; provided that cash collateralizing 100% of such Defaulting Lender’s Dollar Revolving Credit Percentage, Multicurrency Revolving Credit Percentage or German Revolving Credit Percentage, as applicable, of the outstanding Swing Line Loan shall be deemed acceptable to such Swing Line Lender.

(cc) Section 2.7(a) of the Credit Agreement is hereby amended to (i) insert the words “Administrative Agent and” immediately prior to the words “Dollar Swing Line Lender” in each place it appears in the first sentence thereof, (ii) replace the time “1:00 P.M.” with the time “12:00 noon” and (iii) insert the parenthetical “(or, in the case of a Dollar Swing Line Loan made to finance the reimbursement of a Dollar Letter of Credit as provided in Section 3A.5 to the Dollar Issuing Lender)” after the words “Funding Office” in the second sentence thereof.

(dd) Section 2.7(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) Each Dollar Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 with respect to Dollar Revolving Credit Loans made by such Dollar Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Dollar

Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Dollar Swing Line Lender the amounts so received by it from the Dollar Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Dollar Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Dollar Swing Line Loan shall be made to the Administrative Agent and not to the Dollar Swing Line Lender. Any amounts received by the Dollar Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Dollar Swing Line Loan after receipt by the Dollar Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Dollar Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Dollar Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Dollar Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Dollar Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(ee) Sections 2.7(e), (j) and (o) of the Credit Agreement are hereby amended to (i) amend and restate clause (ii) thereof as follows “(ii) the occurrence or continuance of a Default or an Event of Default, the failure to satisfy any of the other conditions specified in Section 5 or the reduction or termination of the applicable Revolving Credit Commitments”, (ii) amend and restate clause (iii) thereof as follows “(iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower” and (iii) insert the following words at the end of clause (v) thereof “, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever”.

(ff) Section 2.7(f) of the Credit Agreement is hereby amended to (i) insert the words “Administrative Agent and” immediately prior to the words “Euro Swing Line Lender” in each place it appears in the first sentence thereof, (ii) replace the words “1:00 P.M., London” with the words “10:00 a.m., London, England” and (iii) insert the words “and the applicable Interest Period (which shall not be greater than one week)” immediately after the words “Borrowing Date” in clause (ii) thereof.

(gg) Section 2.7(g) of the Credit Agreement is hereby amended to replace (i) the words “12:00 Noon, New York City” with the words “9:00 a.m. London, England” and (ii) the words “10:00 A.M. New York City” with the words “12:00 noon, London, England”.

(hh) Section 2.7(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Euro Swing Line Lender, such Lender’s Multicurrency Revolving Credit Percentage of such Euro Swing Line Loan or Loans. Each Multicurrency Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 with respect to Multicurrency Revolving Credit Loans made by such Multicurrency Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Euro Swing Line Lender the amounts so received by it from the Multicurrency Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Euro Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Euro Swing Line Loan shall be made to the Administrative Agent and not to the Euro Swing Line Lender. Any amounts received by the Euro Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Euro Swing Line Loan after receipt by the Euro Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Multicurrency Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the

Euro Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Euro Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Euro Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(ii) Section 2.7(k) of the Credit Agreement is hereby amended to (i) insert the words “German Agent and” immediately prior to the words “German Swing Line Lender” in each place it appears in the first sentence thereof, (ii) replace the words “written notice” in the place of the words “telephonic notice” in each place it appears in the first sentence thereof, (iii) delete the words “confirmed promptly in writing” in the first sentence thereof, (iii) replace the words “1:00 P.M., Frankfurt” with the words “10:00 a.m., London, England”, (iv) insert the words “and the applicable interest period (which shall not be greater than one week)” immediately after the words “Borrowing Date” in clause (ii) thereof and (v) replace the word “Frankfurt” with the words “London, England.”

(jj) Section 2.7(l) of the Credit Agreement is hereby amended to replace the (i) the words “12:00 Noon, Frankfurt” with the words “9:00 a.m. London, England” and (ii) the words “10:00 a.m. Frankfurt” with the words “12:00 noon, London, England”.

(kk) Section 2.7(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(n) Each German Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 with respect to German Revolving Credit Loans made by such German Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the German Revolving Credit Lenders), and the German Agent shall promptly pay to the German Swing Line Lender the amounts so received by it from the German Revolving Credit Lenders. The German Agent shall notify the German Borrower of any participations in any German Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such German Swing Line Loan shall be made to the German Agent and not to the German Swing Line Lender. Any amounts received by the German Swing Line Lender from the German Borrower (or other party on behalf of the German Borrower) in respect of a German Swing Line Loan after receipt by the German Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the German Agent; any such amounts received by the German Agent shall be promptly remitted by the German Agent to the German Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the German Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the German Swing Line Lender or to the German Agent, as applicable, if and to the extent such payment is required to be refunded to the German Borrower for any reason. The purchase of participations in a German Swing Line Loan pursuant to this paragraph shall not relieve the German Borrower of any default in the payment thereof.

(ll) Each of Sections 2.8(a), (b) and (c) of the Credit Agreement are hereby amended to insert the words “earlier of the one week anniversary of the extension hereof (solely to the extent that the Borrower can borrow Revolving Credit Loans on any such anniversary date) and” in clause (ii) thereof immediately prior to the words “Revolving Credit Termination Date”.

(mm) Section 2.8(a) of the Credit Agreement is hereby amended to insert the words “; provided that on each date that a Dollar Revolving Credit Loan is made, the Borrower shall repay all Dollar Swing Line Loans then outstanding” at the end thereof.

(nn) Section 2.8(b) of the Credit Agreement is hereby amended to insert the words “; provided that on each date that a Multicurrency Revolving Credit Loan denominated in Euros is made to the Borrower, the Borrower shall repay all Euro Swing Line Loans then outstanding” at the end thereof.

(oo) Section 2.8(c) of the Credit Agreement is hereby amended to insert the words “; provided that on each date that a German Revolving Credit Loan is made, the German Borrower shall repay all German Swing Line Loans then outstanding” at the end thereof.

(pp) Sections 2.10 of the Credit Agreement is hereby amended to add the following new clause (d) at the end thereof:

(d) Each notice delivered by the Borrower or the German Borrower, as applicable, pursuant to this Section shall be irrevocable; provided that a notice of termination of the applicable Revolving Credit Commitments so delivered may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower or the German Borrower, as applicable, (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(qq) Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit B.

(rr) Section 2.12 of the Credit Agreement is hereby amended to insert the following new section (g) at the end thereof:

(g) In the event of a Funding Default or a Lender Insolvency Default, and during the continuance of such default period, the Borrower or any Foreign Borrower (as applicable) shall enter into arrangements to eliminate or compensate for the risk of any Swing Line Lender or Issuing Lender with respect to the participation of any Defaulting Lender in any Swing Line Loans or any Letters of Credit, including cash collateralizing such Defaulting Lender’s Dollar Revolving Credit Percentage, Multicurrency Revolving Credit Percentage or German Revolving Credit Percentage (as applicable) of the outstanding Swing Line Loans or L/C Obligations, as applicable or otherwise eliminating or compensating the applicable Swing Line Lender or Issuing Lender for its risk by another method acceptable to the Borrower and such Swing Line Lender or Issuing Lender; provided that cash collateralizing 100% of such Defaulting Lender’s Dollar Revolving Credit Percentage, Multicurrency Revolving Credit Percentage or German Revolving Credit Percentage (as applicable) of the outstanding Swing Line Loans or L/C Obligations, as applicable, shall be deemed acceptable to such Swing Line Lender or Issuing Bank.

(ss) Section 2.13(a) of the Credit Agreement is hereby amended to insert (i) the numeral “(i)” after the word “provided” and (ii) the following text at the end of the first sentence thereof “and (ii) any telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent and signed by the Borrower or Foreign Borrower”.

(tt) Section 2.13(b) of the Credit Agreement is hereby amended to insert the word “written” after the word “irrevocable” in the first sentence thereof.

(uu) Section 2.13 of the Credit Agreement is hereby amended to (i) delete the second proviso in clause (b) and (ii) insert the following new sections (c) and (d) at the end thereof:

(c) Each telephonic and written election pursuant to this Section 2.13 shall specify the following information in compliance with Sections 2.2 and 2.5:

(i) the Loan to which such request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Loan);

(ii) the effective date of such election, which shall be a Business Day;

(iii) if such Loan is in Dollars, whether it shall be a Base Rate Loan or a Eurocurrency Loan; and

(iv) if the resulting Loan is a Eurocurrency Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such request requests a Eurocurrency Loan but does not specify an Interest Period, then the Borrower or Foreign Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) If the Borrower or any Foreign Borrower fails to deliver an interest election request (i) in the case of Loans denominated in a currency other than Dollars, prior to 11:00 a.m. London, England time and (ii) in the case of Loans denominated in Dollars, 12:00 noon, New York City time, in each case 3 Business Days prior to the end of the current Interest Period, pursuant to this Section 2.13 with respect to a Eurocurrency Loan prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period such Loan shall be converted to a Base Rate Loan if such Loan is in Dollars, and if such Loan is in a currency other than Dollars, then such Loan shall be converted to a Eurocurrency Loan with an Interest Period of one month.

(vv) Sections 2.15(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety as follows:

(a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto (i) in the case of a Revolving Credit Loan or a Term Loan, at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day or (ii) in the case a Euro Swing Line Loan or German Swing Line Loan, at the Applicable Reference Rate plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day. Each Dollar Swing Line Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to at the greater of (i) the Base Rate for each such day plus the Applicable Margin and (ii) the Eurocurrency Rate, which would apply to an Interest Period of one week, plus the Applicable Margin.

(ww) Section 2.15(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand and (ii) in the event of any conversion of any Revolving Credit Loan that is a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(xx) Section 2.16(a) of the Credit Agreement is hereby amended to insert the words “Unless otherwise noted in the Administrative Schedule for any Loan of an Available Foreign Currency” at the beginning thereof.

(yy) Section 2.18(a) of the Credit Agreement is hereby amended to insert the following words at the end of the first sentence thereof:

; provided that, on the Second Amendment Effective Date, the Multicurrency Revolving Credit Commitment of Lehman Commercial Paper Inc. shall be reduced to $0 without a pro rata reduction of the Multicurrency Revolving Credit Commitments of any other Lender.

(zz) Section 2.18(g) of the Credit Agreement is hereby amended and restated as follows:

(g) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to (i) in the case of any Loan denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of any Loan denominated in any currency other than Dollars, 12:00 noon., London, England time, in each case, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in the currency of the relevant loan and in immediately available funds. Any payment made by the Borrower after (i) in the case of any Loan denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of any Loan denominated in a currency other than Dollars, 12:00 noon., London, England time, in each case, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

(aaa) The second sentence of 2.18(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, for each day from and including the date such amount is made available to the Borrower or any Foreign Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a Revolving Credit Loan denominated in Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry custom and rules on interbank compensation or (ii) in the case of a Revolving Credit Loan denominated in Euros or any other Available Foreign Currency, a rate determined by the Administrative Agent in accordance with banking industry custom and rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such borrowing of Loans.

(bbb) The last sentence of Section 2.18(k) of the Credit Agreement is hereby amended to replace (i) the words “three Business Days” with the words “(i) in the case of any Loan denominated in Dollars, one Business Day and (ii) in the case of any Loan denominated in Euros or any other Available Foreign Currency, two Business Day, in each case,” and (ii) the words “Base Rate Loans” with the words “Swing Line Loans”.

(ccc) The penultimate sentence of Section 2.18(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

If such payment is not made to the Administrative Agent by the Borrower or such Foreign Borrower, as applicable, within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to, (i) in the case of any Loan denominated in Dollars, the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry custom and rules on interbank compensation and (ii) in the case of any Loan denominated in Euros or any other Available Foreign Currency, a rate determined by the Administrative Agent in accordance with banking industry custom and rules on interbank compensation.

(ddd) Each of Section 3A.1(a), 3B.1(a) and 3C.1(a) of the Credit Agreement is hereby amended to replace the words “such form as may be approved from time to time by such” with the words “a form reasonably acceptable to the Administrative Agent and the applicable”.

(eee) Section 3A.1(b) of the Credit Agreement is hereby amended to insert (i) the numeral “(i)” after the words “hereunder” and (ii) the following text at the end thereof:

, (ii) if such Dollar Issuing Lender has received written notice that an Event of Default has occurred and is continuing at the time such Dollar Issuing Lender must elect to allow such extension or (iii) in the event that a Funding Default or Lender Insolvency Default exists, unless, in the case of this clause (iii), such Dollar Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate or compensate for such Dollar Issuing Lender’s risk with respect to the participation of Dollar Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Dollar Revolving Credit Percentage of the Dollar L/C Obligations or otherwise eliminating or compensating such Dollar Issuing Lender for its risk by another method acceptable to the Borrower and such Dollar Issuing Lender; provided that cash collateralizing 100% of such Defaulting Lender’s Dollar Revolving Credit Percentage of the Dollar L/C Obligations shall be deemed acceptable to such Dollar Issuing Lender.

(fff) Each of Section 3A.2, 3B.2 and 3C.2 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof:

In addition, no Issuing Lender shall be required to issue any Letter of Credit if, after giving effect to such issuance, the aggregate amount of such Issuing Lender’s Letters of Credit exceed such Issuing Lender’s agreed Letter of Credit sublimit for the applicable Facility.

(ggg) The second sentence of Section 3A.4(a) of the Credit Agreement is hereby amended and restated as follows:

If the Borrower fails to make the payment required under Section 3A.5 when due, the Administrative Agent shall notify each Dollar L/C Participant of the applicable draft presented under any Dollar Letter of Credit, the payment then due from the Borrower in respect thereof and such Dollar L/C Participant’s Dollar Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Dollar L/C Participant unconditionally and irrevocably agrees that it shall pay to the Administrative Agent its Dollar Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Dollar Revolving Credit Loans made by such Dollar Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Dollar Revolving Credit Lenders regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the conditions specified in Section 5), and the Administrative Agent shall promptly pay to the applicable Dollar Issuing Lender the amounts so received by it from the Dollar Revolving Credit Lenders. Any payment made by a Dollar Revolving Credit Lender pursuant to this paragraph to reimburse the applicable Dollar Issuing Lender for any draft presented under any Dollar Letter of Credit (other than the funding of Dollar Revolving Credit Loans that are Base Rate Loans or a Dollar Swing Line Loan as contemplated above) shall not constitute a Dollar Revolving Credit Loan and shall not relieve the Borrower of its obligation to reimburse such draft so paid.

(hhh) The first sentence of Section 3A.5 of the Credit Agreement is hereby amended to insert (i) the words “not later than 12:00 noon, New York City time,” immediately prior to the words “on each date on” in the second line thereof and (ii) the words “if the Borrower shall have received notice of such payment prior to 9:00 a.m., New York City time, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York time, on the Business Day immediately following the day that the Borrower receives such notice” immediately after the words “paid by such Dollar Issuing Lender”.

(iii) Section 3.A of the Credit Agreement is hereby further amended to add the following new Section 3A.9 at the end thereof:

3A.9 Replacement of Dollar Issuing Lender. Any Dollar Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Dollar Issuing Lender and the successor Dollar Issuing Lender.

The Administrative Agent shall notify the Dollar Revolving Credit Lenders of any such replacement of any Dollar Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Dollar Issuing Lender pursuant to Section 3A.3. From and after the effective date of any such replacement, (i) the successor Dollar Issuing Lender shall have all the rights and obligations of a Dollar Issuing Lender under this Agreement with respect to Dollar Letters of Credit to be issued thereafter and (ii) references herein to the term “Dollar Issuing Lender” shall be deemed to refer to such successor or to any previous Dollar Issuing Lender, or to such successor and all previous Dollar Issuing Lenders, as the context shall require. After the replacement of a Dollar Issuing Lender hereunder, the replaced Dollar Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Dollar Issuing Lender under this Agreement with respect to Dollar Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Dollar Letters of Credit.

(jjj) Section 3B.1(b) of the Credit Agreement, is hereby amended to insert (i) the numeral “(i)” after the words “hereunder” and (ii) the following text at the end thereof:

, (ii) if such Multicurrency Issuing Lender has received written notice that an Event of Default has occurred and is continuing at the time such Multicurrency Issuing Lender must elect to allow such extension or (iii) in the event that a Funding Default or Lender Insolvency Default exists, unless, in the case of this clause (iii), such Multicurrency Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate or compensate for such Multicurrency Issuing Lender’s risk with respect to the participation of Multicurrency Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Multicurrency Revolving Credit Percentage of the Multicurrency L/C Obligations or otherwise eliminating or compensating such Multicurrency Issuing Lender for its risk by another method acceptable to the Borrower or such Foreign Borrower and such Multicurrency Issuing Lender; provided that cash collateralizing 100% of such Defaulting Lender’s Multicurrency Revolving Credit Percentage of the Multicurrency L/C Obligations shall be deemed acceptable to such Multicurrency Issuing Lender

(kkk) The second sentence of Section 3B.4(a) of the Credit Agreement is hereby amended and restated as follows:

If the Borrower or any Foreign Borrower fails to make the payment required under Section 3B.5 when due, the Administrative Agent shall notify each Multicurrency L/C Participant of the applicable draft presented under any Multicurrency Letter of Credit, the payment then due from the Borrower or such Foreign Borrower in respect thereof and Multicurrency L/C Participant’s Multicurrency Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Multicurrency L/C Participant unconditionally and irrevocably agrees that it shall pay to the Administrative Agent its Multicurrency Revolving Credit Percentage of the payment then due from the Borrower or such Foreign Borrower, in the same manner as provided in Section 2.5 with respect to Multicurrency Revolving Credit Loans made by such Multicurrency Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Revolving Credit Lenders regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5), and the Administrative Agent shall promptly pay to the applicable Multicurrency Issuing Lender the amounts so received by it from the Multicurrency Revolving Credit Lenders. Any payment made by a Multicurrency Revolving Credit Lender pursuant to this paragraph to reimburse the applicable Multicurrency Issuing Lender for any draft presented under any Multicurrency Letter of Credit (other than the funding of Multicurrency Revolving Credit Loans that are Base Rate Loans or a Euro Swing Line Loan as contemplated above) shall not constitute a Multicurrency Revolving Credit Loan and shall not relieve the Borrower or such Foreign Borrower of its obligation to reimburse such draft so paid.

(lll) Section 3B.4(a) of the Credit Agreement shall hereby be further amended to insert the following new sentence at the end thereof:

With respect to each Multicurrency Letter of Credit issued prior to the Second Amendment Effective Date and remaining outstanding after the Second Amendment Effective Date (each such Multicurrency Letter of Credit, an “Outstanding Multicurrency Letter of Credit”), Lehman Commercial Paper Inc shall, as of the Second Amendment Effective Date, no longer be a Multicurrency L/C Participant and in order to induce each Multicurrency Issuing Lender to enter into the Second Amendment, each Multicurrency Revolving Credit Lender (which, for the avoidance of doubt, shall not include Lehman Commercial Paper Inc.) irrevocably agrees to be deemed to have accepted and purchased, as of the Second Amendment Effective Date, from each Multicurrency Issuing Lender, on the terms and conditions hereinafter stated, for such Multicurrency Revolving Credit Lender’s own account and risk, an undivided interest equal to such Multicurrency L/C Participant’s Multicurrency Revolving Credit Percentage (after giving effect to the Second Amendment) in each Multicurrency Issuing Lender’s obligations and rights under each Outstanding Multicurrency Letter of Credit and the amount of each draft paid by such Multicurrency Issuing Lender thereunder.

(mmm) The first sentence of Section 3B.5 of the Credit Agreement is hereby amended to insert (i) the words “(i) in the case of Multicurrency Letters of Credit issued in Dollars, not later than 12:00 noon, New York City time and (ii) in the case of Multicurrency Letters of Credit issued in any currency other than Dollars, 12:00 noon London, England time, in each case,” immediately prior to the words “on each date on” in the second line thereof and (ii) the words “if the Borrower or any Foreign Borrower shall have received notice of such payment prior to, (i) in the case of Multicurrency Letters of Credit issued in Dollars, 10:00 a.m., New York City time, and (ii) in the case of Multicurrency Letters of Credit issued in any currency other than Dollars, 10:00 a.m., London, England time, or, in each case, if such notice has not been received by the Borrower or any Foreign Borrower prior to such time on such date, then not later than (i) in the case of Multicurrency Letters of Credit issued in Dollars, 12:00 noon, New York City time and (ii) in the case of Multicurrency Letters of Credit issued in any currency other than Dollars, 12:00 noon, London, England time, in each case, on the Business Day immediately following the day that the Borrower or such Foreign Borrower receives such notice,” immediately after the words “paid by such Multicurrency Issuing Lender”.

(nnn) Section 3B of the Credit Agreement is hereby further amended to add the following new Section 3B.10 at the end thereof:

3B.10 Replacement of Multicurrency Issuing Lender. Any Multicurrency Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Multicurrency Issuing Lender and the successor Multicurrency Issuing Lender. The Administrative Agent shall notify the Multicurrency Revolving Credit Lenders of any such replacement of any Multicurrency Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Multicurrency Issuing Lender pursuant to Section 3B.3. From and after the effective date of any such replacement, (i) the successor Multicurrency Issuing Lender shall have all the rights and obligations of a Multicurrency Issuing Lender under this Agreement with respect to Multicurrency Letters of Credit to be issued thereafter and (ii) references herein to the term “Multicurrency Issuing Lender” shall be deemed to refer to such successor or to any previous Multicurrency Issuing Lender, or to such successor and all previous Multicurrency Issuing Lenders, as the context shall require. After the replacement of a Multicurrency Issuing Lender hereunder, the replaced Multicurrency Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Multicurrency Issuing Lender under this Agreement with respect to Multicurrency Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Multicurrency Letters of Credit.

(ooo) Section 3C.1(b) of the Credit Agreement is hereby amended to insert (i) the numeral “(i)” after the word “hereunder” and (ii) the following text at the end thereof:

, (ii) if such German Issuing Lender has received written notice that an Event of Default has occurred and is continuing at the time such German Issuing Lender must elect to allow such extension or (iii) in the event that a Funding Default or Lender Insolvency Default exists, unless such German Issuing Lender has entered into arrangements satisfactory to it and the German Borrower to eliminate or compensate for such German Issuing Lender’s risk with respect to the participation of German Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s German Revolving Credit Percentage of the German L/C Obligations or otherwise eliminating or compensating such German Issuing Lender for its risk by another method acceptable to the German Borrower and such German Issuing Lender; provided that cash collateralizing 100% of such Defaulting Lender’s German Revolving Credit Percentage of the German L/C Obligations shall be deemed acceptable to such German Issuing Lender.

(ppp) The second sentence of Section 3C.4(a) of the Credit Agreement is hereby amended and restated as follows:

If the German Borrower fails to make the payment required under Section 3C.5 when due, the German Agent shall notify each German L/C Participant of the applicable draft presented under any German Letter of Credit, the payment then due from the German Borrower in respect thereof and German L/C Participant’s German Revolving Credit Percentage thereof. Promptly following receipt of such notice, each German L/C Participant unconditionally and irrevocably agrees that it shall pay to the Administrative Agent its German Revolving Credit Percentage of the payment then due from the German Borrower, in the same manner as provided in Section 2.5 with respect to German Revolving Credit Loans made by such German Revolving Credit Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the German Revolving Credit Lenders regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5), and the German Agent shall promptly pay to the applicable German Issuing Lender the amounts so received by it from the German Revolving Credit Lenders. Any payment made by a German Revolving Credit Lender pursuant to this paragraph to reimburse the applicable German Issuing Lender for any draft presented under any German Letter of Credit (other than the funding of German Revolving Credit Loans that are Base Rate Loans or a German Swing Line Loan as contemplated above) shall not constitute a German Revolving Credit Loan and shall not relieve the German Borrower of its obligation to reimburse such draft so paid.

(qqq) The first sentence of Section 3C.5 of the Credit Agreement is hereby amended and restated to insert (i) the words “not later than 12:00 noon, London, England time,” immediately prior to the words “on each date on” in the second line thereof and (ii) the words “, if the German Borrower shall have received notice of such payment prior to 10:00 a.m., London, England time, or, if such notice has not been received by the German Borrower prior to such time on such date, then not later than 12:00 noon, London, England time, on the Business Day immediately following the day that the German Borrower receives such notice” immediately after the words “paid by such German Issuing Lender”.

(rrr) Section 3C of the Credit Agreement is hereby further amended to add the following new Section 3C.10 at the end thereof:

3C.10 Replacement of German Issuing Lender. Any German Issuing Lender may be replaced at any time by written agreement among the German Borrower, the German Agent, the replaced German Issuing Lender and the successor German Issuing Lender. The German Agent shall notify the German Revolving Credit Lenders of any such replacement of any German Issuing Lender. At the time any such replacement shall become effective, the German Borrower shall pay all unpaid fees accrued for the account of the replaced German Issuing Lender pursuant to Section 3C.3. From and after the effective date of any such replacement, (i) the successor German Issuing Lender shall have all the rights and obligations of a German Issuing Lender under this Agreement with respect to German Letters of Credit to be issued thereafter and (ii) references herein to the term “German Issuing Lender” shall be deemed to refer to such successor or to any previous German Issuing Lender, or to such successor and all previous German Issuing Lenders, as the context shall require. After the replacement of a German Issuing Lender hereunder, the replaced German Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of a German Issuing Lender under this Agreement with respect to German Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional German Letters of Credit.

(sss) Section 9.9 of the Credit Agreement is hereby amended to insert the following language at the end thereof:

In addition to the foregoing, if the Administrative Agent becomes a Defaulting Lender, the Required Lenders may require the resignation of the Administrative Agent and such resignation shall be effective upon the appointment of a successor Administrative Agent, with the consent of the Borrower, if applicable, as set forth above.

(ttt) Section 10.2 of the Credit Agreement is hereby amended to replace the details for the Administrative Agent and the German Agent as set forth in Exhibit C.

(uuu) Schedule 1.1(d) of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit D.

(vvv) Exhibit J of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit E.

(www) Each of the Exhibits to the Credit Agreement and each of the other Loan Documents are amended by replacing each reference to “Lehman Brothers Bankhaus AG, as German Agent” with a reference to “J.P. Morgan Europe Limited, as German Agent” and replacing each reference to “Lehman Commercial Paper Inc., as Administrative Agent” with a reference to “JPMorgan Chase Bank, N.A., as Administrative Agent” and by replacing any address for such entities with the addresses set forth in Section 10.2 as amended by this Amendment.

2. Resignation. On the Effective Date, the resignation of the Existing Administrative Agent and the replacement of the Existing German Agent under the Credit Agreement and the Loan Documents shall become effective and the Borrower, each Foreign Borrower and each Lender hereby confirm such resignation and replacement and hereby waive any notice with respect thereto required under the Loan Document. In furtherance of the foregoing, as of the Effective Date, the Existing Administrative Agent relinquishes its rights as Administrative Agent and Secured Party, other than those rights relating to events or circumstances occurring prior to the Effective Date and each of the Existing Administrative Agent and Existing German Agent shall be released from its obligations as Administrative Agent, German Agent and Secured Party under the Credit Agreement and each document related thereto to which the Existing Administrative Agent or Existing German Agent is party or is otherwise bound, provided that the provisions set forth in the Credit Agreement and the other Loan Documents that by their terms are to survive termination thereof shall survive for the benefit of the Existing Administrative Agent, the Existing German Agent and the Lehman Swing Line Lenders. Notwithstanding this Amendment or any other amendment to the Credit Agreement on or after the date hereof, the provisions of Section 9 and Section 10.5 of the Credit Agreement shall continue in effect for the benefit of the Existing Administrative Agent, the Existing German Agent, the Lehman Swing Line Lenders, each of their respective sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them prior to the date hereof and in respect of actions taken by any of them pursuant to this Amendment.

3. Appointment and Acceptance. Effective as of the Effective Date and subject to the terms and conditions herein, (i) the undersigned Lenders, which constitute the Required Lenders, hereby appoint the Successor Administrative Agent as Administrative Agent, the undersigned Lenders, which constitute a majority of the German Lenders, hereby appoint the Successor German Agent as German Agent, and the Borrower and each Foreign Borrower (as applicable) hereby consent to such appointments, (ii) the Successor Administrative Agent and Successor German Agent hereby accept their appointment and assume all of the rights, powers, privileges and duties of the Administrative Agent and German Agent, respectively, under the Credit Agreement and the other Loan Documents and (iii) the Existing Administrative Agent assigns to the Successor Administrative Agent in its capacity as Secured Party, and the Successor Administrative Agent hereby assumes, for its benefit and the benefit of the other Secured Parties, all liens and other security interests granted to the Existing Administrative Agent by the Borrower and the other Guarantors in its capacity as such.

4. Acknowledgement of Lenders. Each Lender and each Issuing Lender party hereto hereby acknowledges and agrees that:

(a) each of the Successor Administrative Agent and the Successor German Agent (i) has not made an independent investigation as to the accuracy of the information and records provided by any of the Existing Administrative Agent, the Existing German Agent, any Loan Party, any Foreign Borrower, any Issuing Lender or any other Person to it in connection with its assumption of the duties of Administrative Agent and German Agent, respectively, under the Credit Agreement and the other Loan Documents, (ii) shall be entitled, but not required, to rely on such information and records in the exercise of its reasonable discretion and (iii) shall have no liability to the Lenders if the inaccuracy of such information and records effects or causes any delay or inaccuracy in the payment of interest, fees (including Letter of Credit and commitment fees), principal or other amounts payable to the Lenders or the Issuing Lenders under the Loan Documents or if any such interest, fees, principal or other amounts are paid to a person which the Successor Administrative Agent reasonably believes acting in good faith is a Lender under the relevant Facility but is subsequently found never to have been or to no longer be in fact a Lender under such Facility (and in furtherance of the foregoing each Lender and Issuing Lender party hereto confirms that the indemnity set forth in Section 9.7 of the Credit Agreement extends to the Successor Administrative Agent and Successor German Agent in their capacities as Administrative Agent and German Agent).

(b) each of the Successor Administrative Agent and the Successor German Agent shall not be liable as Administrative Agent, German Agent or Secured Party for any actions or omissions of any of the Existing Administrative Agent or German Agent prior to the Effective Date and each of the Existing Administrative Agent and the Existing German Agent shall not be liable as Administrative Agent, German Agent or Secured Party for any actions or omissions of any of the Successor Administrative Agent or German Agent after the Effective Date;

(c) if it receives a portion of the payment of interest, fees (including Letter of Credit and commitment fees), principal or other amounts payable by the Borrower or any Foreign Borrower which is in excess of the amounts due and payable to it in accordance with the terms of the Credit Agreement, it will promptly repay such excess amount to the Successor Administrative Agent or Successor German Agent, as applicable.

(d) in the event that there is any bona fide, good faith disagreement between any of the Lenders, any Loan Party, any Foreign Borrower and the Existing Administrative Agent or the Existing German Agent relating to or arising from actions or omissions of any of the Existing Administrative Agent or Existing German Agent prior to the Effective Date resulting in adverse or conflicting claims being made in connection with actions to be taken by any of the Successor Administrative Agent or Successor German Agent and the terms of the Loan Documents do not unambiguously mandate the action such Administrative Agent or German Agent is to take or not to take in connection therewith under the circumstances then existing, or such Administrative Agent or German Agent is in doubt as to what action it is required to take or not to take under the Loan Documents, such party will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise by order of a court of competent jurisdiction.

5. Conditions to Effectiveness.

The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Effective Date”):

(a) the Existing Administrative Agent and the Successor Administrative Agent shall have received counterparts of this Amendment signed by the Required Lenders, each Issuing Lender, each Swing Line Lender, each of the German Lenders, each of the Loan Parties and each of the Foreign Borrowers;

(b) each of the representations and warranties in Section 6 hereof shall be true and correct in all material respects on and as of the Effective Date;

(c) the Lenders and the Agents (including, for the avoidance of doubt, the Successor Administrative Agent) shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agent), on or before the Effective Date;

(d) an administrative agent fee letter between the Borrower and the Successor Administrative Agent shall have been executed and delivered by the Borrower;

(e) The Borrower shall have entered into arrangements satisfactory to each Issuing Lender to eliminate the risk with respect to the participation of Lehman Commercial Paper Inc. (“LCPI”) in any Letters of Credit, including cash collateralizing such Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations unless each Multicurrency Revolving Credit Lender executes this Amendment and the amendment under Section 2(lll) of this Amendment becomes effective;

(f) the Successor Administrative Agent shall be satisfied that it has received from the Existing Administrative Agent (or Borrower, as applicable) such administrative questionnaires from the Lenders and historical records with respect to the Facilities and the Loan Parties and a schedule of the existing Letters of Credit, in each case, as set forth on Exhibit F and the items listed on Exhibit G, except as set forth therein. If the Existing Administrative Agent is not able to deliver the notes and/or the original stock certificates and stock powers to the Successor Administrative Agent by the Effective Date, this condition to effectiveness shall be deemed satisfied; provided that the Successor Administrative Agent receives a satisfactory legal opinion from counsel to the Borrower related to perfection of the Successor Administrative Agent’s interest in the notes and/or the original stock certificates; and

(g) the Successor Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as each may reasonably request.

6. Representations and Warranties. Each of the Loan Parties and the Foreign Borrowers represent and warrant jointly and severally to the Existing Administrative Agent, the Successor Administrative Agent and the Lenders as follows:

(a) Authority. Each of the Loan Parties and the Foreign Borrowers has the requisite organizational power and authority to execute and deliver this Amendment and the legal right to make, deliver, and perform its obligations hereunder and under the Credit Agreement. The execution, delivery and performance by each of the Loan Parties and the Foreign Borrowers of this Amendment, and the performance by each of the Loan Parties and the Foreign Borrowers of the Credit Agreement and each other Loan Document to which it is a party, in each case, have been authorized by all necessary organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of the Loan Parties and the Foreign Borrowers. Each of this Amendment and the Credit Agreement and the other Loan Documents is the legal, valid and binding obligation of each of the Loan Parties and the Foreign Borrowers party hereto, enforceable against each such Loan Party and Foreign Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Assuming that the filings described in Section 15 hereof are made in a timely manner, neither the execution, delivery or performance of this Amendment or the performance of the Credit Agreement, nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Successor Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.

(c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d) No Conflicts. Neither the execution, delivery and performance of this Amendment, nor the consummation of the transactions contemplated hereby, nor the performance of this Amendment or of the Credit Agreement by any Loan Party or Foreign Borrower will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (c) result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than those permitted by the Loan Documents) of the Borrower or any of its Restricted Subsidiaries. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby except those that have been obtained or made and are in full force and effect and the filings described in Section 15 hereof.

(e) No Default. Both before and after giving effect to this Amendment, no Default or Event of Default exists and is continuing.

7. Reference to and Effect on Credit Agreement.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.

(b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e. “PDF”) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower, the Existing Administrative Agent and the Successor Administrative Agent.

9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction or is otherwise determined by a court of competent jurisdiction to be in violation of the Credit Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or violation without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11. Conflicts. In the event that there exists a conflict between provisions in this Amendment and provisions in any other Loan Document, the provisions of this Amendment control.

12. WAIVERS OF JURY TRIAL. THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13. Acknowledgment and Reaffirmation.

Each Subsidiary Guarantor has guaranteed the Obligations and each of the Loan Parties have created Liens in favor of the Lenders on certain Collateral to secure its obligations under the Credit Agreement and the other Loan Documents subject to the terms and provisions thereof. Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents, as the case may be (in each case as such terms are defined in the applicable Loan Document), including without limitation the payment and performance of all such “Obligations” under each of the Loan Documents, as the case may be, in respect of the Obligations of Borrower or any Foreign Borrower now or hereafter existing under or in respect of the Credit Agreement.

14. Covenants of Loan Parties and Each Foreign Borrower.

(a) The Borrower hereby gives irrevocable notice to LCPI that on the Effective Date, the Multicurrency Revolving Credit Commitments of LCPI. shall be reduced to zero ($0.0), and LCPI shall have no further obligation to fund any amounts or extend any credit under the Multicurrency Revolving Credit Facility. Each of the Loan Parties and the Foreign Borrowers hereby agree to execute and deliver such instruments and documents, and take such other and further actions, as shall be reasonably requested by the Successor Administrative Agent or Successor German Agent to give effect to the succession contemplated by this Amendment, including without limitation any such actions necessary to effect the actions contemplated by Section 15 hereof. The Borrower represents and warrants that it has paid, or on the Effective Date will pay, all fees and expenses of the Existing Administrative Agent, the Existing German Agent, the Successor Administrative Agent, the Successor German Agent, the Lenders, the Swing Line Lenders and the Issuing Lenders incurred and payable pursuant to the Loan Documents. Without limiting the generality of Section 10.5 of the Credit Agreement, the Borrower hereby agrees to pay and reimburse each of the Existing Administrative Agent, Existing German Agent, the Successor Administrative Agent and the Successor German Agent for the reasonable out-of-pocket costs and expenses (including without limitation reasonable fees and disbursements of outside counsel) incurred by them in connection with this Amendment and the succession of the Administrative Agent and the German Agent under the Credit Agreement provided for herein, including all filing fees and mortgage recordings taxes and other charges associated in connection with filing or recording amendments to Uniform Commercial Code financing statements, federal filings related to Intellectual Property and any modifications or supplements in connection therewith, and any supplemental title insurance premiums or other charges associated with the succession of the Administrative Agent and the German Agent under the Credit Agreement and the other Loan Documents. In addition, the Borrower confirms that if the amount of any interest, fee (including Letter of Credit and commitment fees), principal or other amount paid by it is actually less than the amount due and payable under the Loan Documents, it will promptly, and in any event within 5 days after demand thereof, pay such amount of the relevant shortfall to the Successor Administrative Agent or Successor German Agent, as applicable, for the benefit of the applicable Lenders or Issuing Lenders.

(b) The Borrower hereby agrees that it shall provide the Successor Administrative Agent, (i) within 60 days of the Effective Date, or such additional period as reasonably agreed to by the Administrative Agent, replacements for each of the notes on Exhibit G not otherwise provided and each of the original stock certificates and stock powers listed on Exhibit G not otherwise provided for entities in each of the United States, England & Wales, Canada and Germany and (ii) within 90 days of the Effective Date, or such additional period as reasonably agreed to by the Administrative Agent, replacements for each of the stock certificates and stock powers listed on Exhibit G not otherwise provided for entities in jurisdictions other than the United States, England & Wales, Canada and Germany.

15. Covenants of the Existing Administrative Agent; Further Assurances.

(a) The Existing Administrative Agent hereby:

(i) authorizes the filing of any amendments to Uniform Commercial Code financing statements naming Successor Administrative Agent as secured party; provided that neither the Existing Administrative Agent nor the Successor Administrative Agent shall be responsible for the filing, form or content of such amendment or the applicable Uniform Commercial Code financing statements;

(ii) agrees to execute and deliver promptly and authorizes the filing of an assignment of the federal recordation of any intellectual property security agreement or mortgage to be recorded in the United States Copyright and/or United States Patent and Trademark Office, as applicable, to reflect the appointment of the Successor Administrative Agent as Administrative Agent; provided that neither the Existing Administrative Agent nor the Successor Administrative Agent shall be responsible for the filing, form or content of such assignment or the applicable intellectual property security agreements;

(iii) agrees to execute promptly an assignment of any of the Mortgages (as applicable and if reasonably necessary); provided that neither the Existing Administrative Agent nor the Successor Collateral Agent shall be responsible for the filing, form or content of any such assignments of the applicable Mortgages;

(iv) agrees to execute promptly any additional documents that are reasonably necessary to transfer, as of record, the security interests, financing statements and all other notices of security interests and Liens previously filed by in its capacity as Administrative Agent or Secured Party, including without limitation any necessary assignments relating to account control agreements; provided that neither the Existing Administrative Agent nor the Successor Collateral Agent shall be responsible for the form, content or filing of any such statements, instruments or notices;

(v) agrees to execute promptly any additional documents that are reasonably necessary to effect the purposes hereof, including without limitation any documents relating to any Loan Document necessary to vest in the Successor Administrative Agent all of the power and rights of the Existing Administrative Agent; and

(vi) covenants and agrees that it will promptly deliver to the Successor Administrative Agent (a) copies of all of the Existing Administrative Agent’s books and records concerning the Loans (including without limitation all of the books and records that evidence the amount of principal, interest and other sums due under the Loan Documents), (b) copies of any Assignment and Acceptance that shall be delivered to it after the date hereof and (c) such other information and data as shall be necessary for the Successor Administrative Agent to establish an Intralinks website (or substantially similar electronic transmission system) for purposes of general communications with the parties to the Loan Documents. In addition, the Existing Administrative Agent shall provide any additional information, and shall provide such assistance, as the Successor Administrative Agent may reasonably require to carry out the terms of this Amendment.

(b) The Existing Administrative Agent agrees that if, after the Effective Date, it continues to possess or control any Collateral that can be perfected by possession or the control of such Collateral or of any deposit account, securities account or commodities account in which such Collateral is held, the Existing Administrative Agent, shall be deemed to possess or control such Collateral or account in which such Collateral is held as bailee or agent on behalf and for the benefit of the Successor Administrative Agent, and the Lenders, solely for the purpose of perfecting the Liens of the Successor Administrative Agent, and the Lenders. Until such date following the Effective Date upon which any Mortgage is assigned to the Existing Administrative Agent, pursuant to an assignment of mortgage, the Existing Administrative Agent shall act as agent for the Successor Administrative Agent, and the Existing Administrative Agent agrees to cooperate with the Successor Administrative Agent so that any such assignment shall be effected in a manner so as not to delay, impede or impair any ongoing foreclosure or similar proceedings with respect to such mortgage.

(c) The Borrower shall reimburse the Existing Administrative Agent for any reasonable out-of-pocket costs and expenses incurred by the Existing Administrative Agent in connection with any of the actions set forth in this Amendment.

16. Release.

(a) Other than with respect to (i) the obligations of the Existing Administrative Agent pursuant to Section 15 hereof and (ii) matters in connection with or arising out of the inaccuracy of any statement in the Lost Certificate and Note Affidavit dated as of the Effective Date delivered by the Existing Administrative Agent to the Company and certain of its Subsidiaries (the “Lost Certificate and Note Affidavit”) or the failure of the Existing Administrative Agent to fulfill its obligations under the Lost Certificate and Note Affidavit, on the Effective Date, each of the Borrower, each Foreign Borrower, each Guarantor, each Agent and each Lender (collectively, the “Releasing Parties”) agrees to forever waive, release and discharge all claims, demands, suits, rights, causes of action and the like, of every kind and character, now existing or hereafter arising, that it or any of its Affiliates may have against LCPI, in its capacity as Administrative Agent or Collateral Agent or Lender or Swing Line Lender pursuant to the Loan Documents and not in any other capacity or in connection with any other agreement, to the extent arising out of or in connection with any Loan Document and each such party agrees that it will not assert any right of recoupment or setoff that it may have under a master netting agreement or otherwise with respect to obligations owed under any Loan Document; provided that none of the Releasing Parties hereby waives, releases or discharges any claims, demands, suits, rights, causes of action and the like against the Existing Administrative Agent for any amounts paid by the Borrower, any Foreign Borrower or any of their respective Affiliates to the Existing Administrative for the benefit of one or more of the Lenders or any of their Affiliates that were not received by such Lender or such Affiliate.

(b) Other than with respect to any rights under Section 9 and 10.5 of the Credit Agreement, LCPI agrees to forever waive, release and discharge all claims, demands, suits, rights, causes of action and the like, of every kind and character, now existing or hereafter arising, that it or any of its Affiliates may have against the Loan Parties, each Foreign Borrower and each other Agent and Lender pursuant to the Loan Documents and LCPI agrees that it will not assert any right of recoupment or setoff that it may have under a master netting agreement or otherwise with respect to obligations owed under any Loan Document.

(c) LCPI further acknowledges and agrees that the Borrower shall have no further obligation to pay administrative agency fees or collateral agent fees to it, whether pursuant to the terms of Section 2.9(b) of the Credit Agreement, the Facilities Fee Letter, dated as of December 15, 2006, as amended, or otherwise. LCPI further hereby waives all fees accruing on or after September 30, 2008, pursuant to Sections 2.9(b) and 3B.3 of the Credit Agreement otherwise payable to it with respect to its Commitments under the Credit Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Chief Financial Officer and Secretary

BUCYRUS AMERICA, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Vice President Finance, Treasurer and Secretary

BUCYRUS GERMANY HOLDINGS GMBH

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Director

BUCYRUS FIELD SERVICES, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Vice President Finance, Secretary and Assistant Treasurer

BOONVILLE MINING SERVICES, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Vice President Finance, Treasurer and Secretary

BUCYRUS INDUSTRIES, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Treasurer and Secretary

BWC GEAR, INC.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Treasurer and Assistant Secretary

WESTERN GEAR MACHINERY CO.

By:	/s/ C. R. Mackus
Name:	C. R. Mackus
Title:	Vice President, Treasurer and Assistant Secretary

LEHMAN COMMERCIAL PAPER INC. as Existing Administrative Agent, Lender and Swing Line Lender

By:	/s/ Frank P. Turner
Name:	Frank P. Turner
Title:	Vice President

JPMORGAN CHASE BANK, N.A. as Successor Administrative Agent

By:	/s/ Mark Bruss
Name:	Mark Bruss
Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED as Successor German Agent

By:	/s/ Maxine Graves
Name:	Maxine Graves
Title:	Associate

ABS Loans 2007 Limited, a subsidiary of Goldman Sachs Institutional Funds II PLC as a Lender

By:	/s/ John Bowe
Name:	John Bowe
Title:	A.V.P.

AIB Debt Management, Limited as Lender

By:	/s/ Edwin Holmes
Name:	Edwin Holmes
Title:	Assistant Vice President Investment Advisor to AIB Debt Management, Limited

By:	/s/ Shane O’Driscoll
Name:	Shane O’Driscoll
Title:	Assistant Vice President Investment Advisor to AIB Debt Management, Limited

Associated Bank, N.A. as Lender

By:	/s/ Daniel Holzhauer
Name:	Daniel Holzhauer
Title:	Vice President

ATLANTIS FUNDING LTD.
By: INVESCO Senior Secured Management, Inc. As Collateral Manager

By:	/s/ Thomas Ewald
Name:	Thomas Ewald
Title:	Authorized Signatory

AUGUSTA TRADING LLC as Lender

By:	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

Avenue CLO II, Limited Avenue CLO III, Limited Avenue CLO VI, Limited as Lender

By:	/s/ Richard D’Addario
Name:	Richard D’Addario
Title:	Senior Portfolio Manager

Bank of America, N.A. as Issuing Lender

By:	/s/ Stevem K. Kessler
Name:	Steven K. Kessler
Title:	Senior Vice President

Bank of America, N.A. as Lender

By:	/s/ Steven K. Kessler
Name:	Steven K. Kessler
Title:	Senior Vice President

The Governor & Company of the Bank of Ireland as Lender

By:	/s/ Edward A. Boyle
Name:	Edward A. Boyle
Title:	Sr. Vice President

By:	/s/ Louise O’Connor
Name:	Louise O’Connor
Title:	VP

The Bank of Nova Scotia as Lender

By:	/s/ Paula Czach
Name:	Paula Czach
Title:	Director

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ken Hamilton
Name:	Ken Hamilton
Title:	Director

By:	/s/ Richard Cordover
Name:	Richard Cordover
Title:	Director

Bayerische Hypo- und Vereinsbank AG as Issuing Lender

By:	/s/ Andrea Klein / Annegret Brokamp
Name:	Andrea Klein / Annegret Brokamp
Title:	Director / Associate Director

Canyon Capital CLO 2007-1, Ltd. as Lender

By:	/s/ Michael M. Leyland
Name:	Michael Leyland
Title:	Authorized Signatory

By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

ColumbusNova CLO IV Ltd. 2007-II as Lender

By:	/s/ Tom Bohver
Name:	Tom Bohver
Title:	Director

COMMERZBANK Aktiengesellschaft Großkundencenter Region West as German Lender

By:	/s/ Johannes Lorenz
Name:	Johannes Lorenz
Title:	Director

By:	/s/ Klaus-Dieter Rieger
Name:	Klaus-Dieter Rieger
Title:	Director

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES as Lender

By:	/s/ Patrick Hartweger
Name:	Patrick Hartweger
Title:	Vice President

By:	/s/ Graham Warning
Name:	Graham Warning
Title:	Assistant Vice President

CREDIT INDUSTRIEL ET COMMERCIAL as Lender

By:	/s/ Brian O’Leary
Name:	Brian O’Leary
Title:	Managing Director

By:	/s/ Anthony Rock
Name:	Anthony Rock
Title:	Managing Director

DZ BANK AG Deutsche Zentralgenossenschaftsbank Frankfurt am Main New York Branch as Lender

By:	/s/ Cedric Probst
Name:	Cedric Probst
Title:	VP

By:	/s/ Oliver Hildenbrand
Name:	Oliver Hildenbrand
Title:	SVP

DZ BANK AG Deutsche Zentralgenossenschaftsbank Frankfurt am Main as Issuing Lender

By:	/s/ Stefan Beismann
Name:	Stefan Beismann
Title:

By:	/s/ Joerg Lechler
Name:	Joerg Lechler
Title:

DZ BANK AG Deutsche Zentralgenossenschaftsbank Frankfurt am Main as Swing Line Lender

By:	/s/ Stefan Beismann
Name:	Stefan Beismann
Title:

By:	/s/ Joerg Lechler
Name:	Joerg Lechler
Title:

EAGLE LOAN TRUST
By: Stanfield Capital Partners, LLC as its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

GENERAL ELECTRIC CAPITAL CORPORATION as Lender

By:	/s/ Dwayne Coker
Name:	Dwayne Coker
Title:	Duly Authorized Signatory

HARBOURMASTER CLO 5 B.V. as Lender

By:	/s/ Fiona O’Connor
Name:	Fiona O’Connor
Title:

By:	/s/ Alex Leonard
Name:	Alex Leonard
Title:

HARBOURMASTER CLO 10 B.V. as Lender

By:	/s/ Fiona O’Connor
Name:	Fiona O’Connor
Title:

By:	/s/ Alex Leonard
Name:	Alex Leonard
Title:

HARBOURMASTER CLO 11 B.V. as Lender

By:	/s/ Fiona O’Connor
Name:	Fiona O’Connor
Title:

By:	/s/ Alex Leonard
Name:	Alex Leonard
Title:

HSBC Bank USA, National Association as Lender

By:	/s/ John S. Sneed
Name:	John S. Sneed
Title:	VP

HVB Banque Luxembourg Societe Anonyme as Lender

By:	/s/ Robert Reidenbach	Brigitte Reichert
Name:	Robert Reidenbach	Brigitte Reichert
Title:

JPMORGAN CHASE BANK, N.A. as Lender

By:	/s/ Mark P. Bruss
Name:	Mark P. Bruss
Title:	Senior Vice President

KATONAH 2008-II CLO LTD. as Lender

By:	/s/ Daniel Gilligan
Name:	DANIEL GILLIGAN
Title:	Authorized Officer
Katonah Debt Advisors, L.L.C.
As Manager

KATONAH VIII CLO LTD. as Lender

By:	/s/ Daniel Gilligan
Name:	Daniel Gilligan
Title:	Authorized Officer
Katonah Debt Advisors, L.L.C.
As Manager

KBC Bank N.V., as Lender

By:	/s/ William Cavanaugh
Name:	William Cavanaugh
Title:	Director

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	First Vice President

LightPoint CLO VIII, Ltd. LightPoint Pan-European CLO 2006 P.L.C. LightPoint Pan-European CLO 2007-1 P.L.C. Marquette US/ European CLO, P.L.C. as Lender

By:	/s/ Colin Donlan
Name:	Colin Donlan
Title:	Senior Vice President

M&I Marshall & Ilsley Bank as Lender

By:	/s/ Leo D Freeman
Name:	Leo D Freeman
Title:	Senior Vice President

By:	/s/ Daniel A. Defnet
Name:	Daniel A. Defnet
Title:	Sr. Vice President

MB Financial Bank, N.A. as Lender

By:	/s/ Henry Wessel
Name:	Henry Wessel
Title:	Vice President

MetLife Bank, N.A. as Lender

By:	/s/ Matthew J. McInerny
Name:	Matthew J. McInerny
Title:	Assistant Vice President

MetLife Insurance Company of Connecticut By Metropolitan Life Insurance Company, its Investment Manager as Lender

By:	/s/ Matthew J. McInerny
Name:	Matthew J. McInerny
Title:	Director

Metropolitan Life Insurance Company as Lender

By:	/s/ Matthew J. McInerny
Name:	Matthew J. McInerny
Title:	Director

NATIONAL CITY BANK as Lender

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Vice President

The PrivateBank and Trust Company as Lender

By:	/s/ James A. Meyer
Name:	James A. Meyer
Title:	Managing Director

RAYMOND JAMES BANK, FSB as a Lender

By:	/s/ Joseph A. Ciccolini
Name:	Joseph A. Ciccolini
Title:	Vice President – Senior Corporate Banker

SCOTIABANK (IRELAND) LIMITED as Lender

By:	/s/ Arlene Arellano
Name:	ARLENE ARELLANO
Title:	AUTHORIZED SIGNATORY

SFR, LTLD. as Lender
By:	Four Corners Capital Management LLC, As Collateral Manager

By:	/s/ Matt O’Mara
Name:	Matt O’Mara
Title:	Vice President

SF-3 Segregated Portfolio, a segregated portfolio of Shiprock Finance, SPC, for which Shiprock Finance, SPC is acting on behalf of and for the account of SF-3 Segregated Portfolio as Lender

By:	/s/ Sean Bresnahan
Name:	Sean Bresnahan
Title:	Attorney In Fact

Stanfield Amage CLO Ltd. By: Stanfield Capital Partners, LLC As its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Stanfield AZURE CLO Ltd.
By: Stanfield Capital Partners, LLC as its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Stanfield Bristol CLO, Ltd.
By: Stanfield Capital Partners LLC as it Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Stanfield Daytona CLO, Ltd
By: Stanfield Capital Partners, LLC as its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Director

Stanfield McLaren CLO, Ltd.
By: Stanfield Capital Partners, LLC as its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Stanfield Vantage CLO, Ltd By: Stanfield Capital Partners, LLC as its Asset Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Stanfield Veyron CLO, Ltd
By: Stanfield Capital Partners, LLC as its Collateral Manager , as Lender

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

U.S. Bank National Association as Lender

By:	/s/ Chris Goller
Name:	Chris Goller
Title:	Senior Vice President